Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 5, 2014, with respect to the consolidated financial statements of Pangaea Logistics Solutions Ltd. contained in Amendment No. 3 to this Registration Statement of Quartet Holdco Ltd. on Form S-4. We consent to the use of the aforementioned report in Amendment No. 3 to this Registration Statement of Quartet Holdco Ltd. on Form S-4, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Boston, MA

August 7, 2014